PUBLIC STORAGE, INC.
                            Certification Pursuant to
                             18 U.S.C. Section 1350,
                             as Adopted Pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002


         In connection with the Quarterly Report on Form 10-Q of Public Storage, Inc. (the "Company") for the quarterly period ended June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), B. Wayne Hughes, as Chief Executive Officer of the Company, Harvey Lenkin, as President, and John Reyes, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:


              (1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

              (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/  B. Wayne Hughes
------------------------------------
Name:    B. Wayne Hughes
Title:   Chief Executive Officer
Date:    August 14, 2002

/s/  Harvey Lenkin
------------------------------------
Name:    Harvey Lenkin
Title:   President
Date:    August 14, 2002

/s/  John Reyes
------------------------------------
Name:    John Reyes
Title:   Chief Financial Officer
Date:    August 14, 2002


         This certification accompanies the Report pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of ss.18 of the Securities Exchange Act of 1934, as amended.

                                  Exhibit 99.1